[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

                                                                        Contact:  Lawrence E. White
                                                                              Senior Vice President/
                                                                              Finance and
                                                                              Chief Financial Officer

CBRL GROUP, INC. REPORTS JANUARY SALES

LEBANON, Tenn. (January 31, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for the five-week period ending Friday, January 27, 2006:

•
Comparable store restaurant sales in fiscal January were up 2.1% for Cracker Barrel Old Country Store® (“Cracker Barrel”), with an approximately 2.0% higher average check, including approximately 2.3% higher average menu pricing

•	Comparable restaurant sales for Logan’s Roadhouse® in January were up 3.3%, with an approximately 3.1% higher average check, including approximately 3.0% higher average menu pricing
•	Cracker Barrel’s comparable store retail sales in January were down 4.0%.

The Company noted that the 1-1.5% unfavorable effect on fiscal January’s sales of shifts in the timing of the Christmas holiday, including a shift of Christmas Eve from fiscal December last year to fiscal January this year, was approximately offset by the 1-1.5% favorable effect of milder winter weather this year.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 542 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 132 company-operated and 24 franchised Logan’s Roadhouse restaurants in 20 states.

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